Exhibit 5.1

December 19, 2017

Veritex Holdings, Inc.

8214 Westchester Drive, Suite 400

Dallas, Texas 75225

Ladies and Gentlemen:

We have acted as special counsel to Veritex Holdings, Inc., a Texas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (a) the offer and sale by the Company from time to time of up to $250,000,000 or an equivalent foreign currency amount of: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (the “Warrants”); (iv) rights to subscribe for and to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (v) one or more series of debt securities of the Company (the “Debt Securities”); (vi) depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); (vii) purchase contracts, pursuant to which the holder will purchase from the Company a specified number of shares of Common Stock or Preferred Stock or a specified number of Debt Securities at a future date (the “Purchase Contracts”); (viii) purchase units, consisting of Purchase Contracts and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Stock, Preferred Stock or Debt Securities under the Purchase Contract (the “Purchase Units”), and (ix) units comprised of any combination of Common Stock, Preferred Stock, Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts or Purchase Units (the “Units” and, collectively with the Warrants, Subscription Rights, Debt Securities, Depositary Shares, Purchase Contracts and Purchase Units, the “Covered Securities”), and (b) 97,259 shares of Common Stock that may be offered and sold by certain stockholders of the Company, pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Warrants, Subscription Rights, Depositary Shares, Purchase Contracts, Purchase Units or Units, as the case may be: (i) the execution, delivery and performance by the Company of the senior indenture in the form of Exhibit 4.5 to the Registration Statement or the subordinated indenture in the form of Exhibit 4.6 to the Registration Statement, as applicable, and any supplemental indenture thereto (any such indenture, together with any applicable supplemental indenture, the “Indenture”), deposit agreement, warrant agreement, subscription agreement or subscription rights certificate, purchase contract agreement and unit agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Covered Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Covered Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof, and (iii) the prospectus included in the Registration Statement will describe the Covered Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Covered Securities offered thereby. We have also assumed that the Covered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents will be governed by and construed in accordance with the laws of the State of New York. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms.

We have assumed further that the Company is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the Covered Securities, the Indenture and the Documents. With respect to all matters of Texas law, we note that you are relying on an opinion of Norton Rose Fulbright US LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement.

Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when, as and if:

1.                                      With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                                      With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate to the rights agent and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Subscription Rights, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Subscription Rights have been duly executed and sold by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.                                      With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplemental indenture and to authorize the form, terms, execution and delivery of the Debt Securities; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture, or any applicable supplemental indenture, and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Covered Securities issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.                                      With respect to the Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; and (v) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable deposit agreement and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.                                      With respect to the Purchase Contracts and Purchase Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a purchase contract agreement and/or a unit agreement, as applicable, and to authorize the form, terms, execution and delivery of the Purchase Contracts or Purchase Units, as applicable; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, Preferred Stock or Debt Securities to be issued pursuant to such Purchase Contracts or Purchase Units, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Purchase Contracts or Purchase Units, as applicable, have been duly executed and sold by the Company against payment therefor in accordance with any applicable purchase contract agreement or purchase unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Purchase Contracts or Purchase Units, as applicable, and the plan of distribution, then, upon the happening of such events, the Purchase Contracts or Purchase Units, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.                                      With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the other Registered Securities underlying the Units; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock or any Debt Securities, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts or Purchase Units to be issued pursuant to such Units, have been duly and validly authorized and reserved for issuance and sale; and (v) the Units and the other Registered Securities underlying the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the other Registered Securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinions above are qualified to the extent that the enforcement of any Covered Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP